UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TARRANT APPAREL GROUP
             (Exact Name of Registrant as Specified in Its Charter)


          CALIFORNIA                                             95-4181026
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                         3151 EAST WASHINGTON BOULEVARD
                          LOS ANGELES, CALIFORNIA 90023
               (Address of Principal Executive Offices) (Zip Code)

                 TARRANT APPAREL GROUP 2006 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                  CORAZON REYES
                             CHIEF FINANCIAL OFFICER
                              TARRANT APPAREL GROUP
                         3151 EAST WASHINGTON BOULEVARD
                          LOS ANGELES, CALIFORNIA 90023
                     (Name and Address of Agent for Service)

                                 (323) 780-8250
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                             SHERMAN OAKS, CA 91403

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                        Proposed
                                                        Maximum
     Title of             Amount         Offering       Aggregate    Amount of
    Securities            to be           Price         Offering    Registration
 To Be Registered      Registered (1)   Per Share (2)   Price (2)       Fee
--------------------------------------------------------------------------------

Common Stock, no
   par value            5,100,000         $1.28         $6,528,000     $699
================================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee based on the average of the high and low prices per share of Common Stock of the Registrant on August 15, 2006 as reported on the NASDAQ Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006;

         (d) The Registrant's Current Reports on Form 8-K filed on January 20, 2006, January 27, 2006, March 30, 2006, April 3, 2006, May
                  16, 2006, June 14, 2006, June 21, 2006, June 30, 2006, July 6,
                  2006 and August 14, 2006; and

         (e) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statements on Form 8-A as filed on May 14, 1995, July 14, 1995, and August 7, 1995.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Articles of Incorporation and its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the California General Corporation Law, as the same exists or may hereafter be amended. Section 204 of the General Corporation Law of the State of California (the "California Law") permits the limitation of the personal liability of a director for monetary


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


damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders under certain conditions and subject to certain limitations. Section 317 of the California General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 317 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such action or suit is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and then only to the extent that the court shall determine. California law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's Conduct was unlawful.

         The Registrant maintains an insurance policy pursuant to which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

ITEM 7:  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8:  EXHIBITS.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995 (File No. 33-91874)).


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


         4.1.2 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

         4.1.3 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

         4.1.4 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Current Report on Form 8-K filed December 10, 2003).

         4.2 Restated Bylaws of the Registrant (incorporated by reference to the Registrants's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995 (File No. 33-91874)).

         4.3      Certificate  of  Determination  of  Preferences,   Rights  and
                  Limitations of Series B Preferred Stock (incorporated by reference to the Registrant's Current Report on Form 8-K/A filed December 12, 2003).

         4.4      Specimen  of  Common  Stock   Certificate   (incorporated   by
                  reference to an Exhibit to Amendment No. 1 to Registration Statement on Form S-1 filed on July 15, 1995).

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Singer Lewak Greenbaum & Goldstein LLP.

         23.2     Consent of Grant Thornton LLP.

         23.3     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

ITEM 9:  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of August, 2006.

                                     TARRANT APPAREL GROUP
                                     (Registrant)

                                     By:    /S/ CORAZON REYES
                                          -------------------------------------
                                          Corazon Reyes
                                          Chief Financial Officer and Treasurer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints each of Gerard Guez and Corazon Reyes as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                       TITLE                            DATE
----------------------          ------------------------         --------------

/S/ GERARD GUEZ                 Chief Executive Officer          August 17, 2006
----------------------          and Chairman of the Board
    Gerard Guez                 of Directors (Principal
                                Executive Officer)

/S/ TODD KAY                    Vice Chairman of the             August 17, 2006
----------------------          Board of Directors
     Todd Kay

/S/ CORAZON REYES               Chief Financial Officer,         August 17, 2006
----------------------          Treasurer and Director
    Corazon Reyes               (Principal Financial and
                                Accounting Officer)

/S/ STEPHANE FAROUZE            Director                         August 17, 2006
----------------------
    Stephane Farouze

/S/ MITCHELL SIMBAL             Director                         August 17, 2006
----------------------
    Mitchell Simbal

/S/ SIMON MANI                  Director                         August 17, 2006
----------------------
    Simon Mani

/S/ JOSEPH MIZRACHI             Director                         August 17, 2006
----------------------
    Joseph Mizrachi

                                Director
----------------------
    Milton Koffman


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


                                  EXHIBIT INDEX

-----------      ---------------------------------------------------------------

EXHIBIT NO.                             EXHIBIT DESCRIPTION
-----------      ---------------------------------------------------------------

4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995 (File No. 33-91874)).

4.1.2 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

4.1.3 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10Q for the quarter ending June 30, 2002).

4.1.4 Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Registrant's Current Report on Form 8-K filed December 10, 2003).

4.2 Restated Bylaws of the Registrant (incorporated by reference to the Registrants's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1995 (File No. 33-91874)).

4.3              Certificate  of  Determination   of  Preferences,   Rights  and
                 Limitations of Series B Preferred Stock (incorporated by reference to the Registrant's Current Report on Form 8-K/A filed December 12, 2003).

4.4 Specimen of Common Stock Certificate (incorporated by reference to an Exhibit to Amendment No. 1 to Registration Statement on Form S-1 filed on July 15, 1995).

5.1              Opinion of Stubbs Alderton & Markiles, LLP.

23.1             Consent of Singer Lewak Greenbaum & Goldstein LLP.

23.2             Consent of Grant Thornton LLP.

23.3             Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit
                 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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